                                                                   Exhibit 10.38

                                 PROMISSORY NOTE

South San Francisco, California                                      $200,000.00
November 12, 2001

FOR VALUE RECEIVED, the undersigned James H. Sabry ("EMPLOYEE") and Sandra J. Spence, (collectively, "BORROWER") hereby promises to pay to the order of Cytokinetics, Inc., a Delaware corporation ("LENDER" also known as "Cytokinetics") at 280 East Grand Avenue, South San Francisco, California (or at such other address as the holder of this NOTE may designate by notice to BORROWER), in lawful money of the United States of America, the sum of Two Hundred Thousand Dollars ($200,000.00), as set forth below:

     1.     Definitions.

            a. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            b. "APPLICABLE FEDERAL RATE" shall mean the monthly long-term applicable Federal or other rate (as defined in the CODE) as the date of the occurrence of this NOTE.

            c.    "DUE DATE" shall mean the earliest of any of the following:

                      i. thirty (30) days after TERMINATION OF EMPLOYMENT of EMPLOYEE; or

                      ii. November 12, 2010, provided that if BORROWER is unable to repay this NOTE at such time, LENDER in its discretion shall consider extending the DUE DATE.

            d. "TERMINATION OF EMPLOYMENT" shall mean the voluntary or involuntary termination of EMPLOYEE'S employment relationship with LENDER for any reason or no reason, with or without cause.

     2.     Payments.

            a. Interest on the unpaid principal balance of this NOTE shall accrue at the APPLICABLE FEDERAL RATE, compounded monthly, commencing on the date hereof.

            b. No payment of principal or interest shall be due and payable until the DUE DATE, at which time all accrued interest on the principal balance of this NOTE shall be due and payable.

            c. All payments shall be applied first against accrued interest, and secondly against principal.

     3.     Prepayment.

            BORROWER may prepay all or any portion of this NOTE and the accrued interest without penalty or acceleration of the DUE DATE of this NOTE.

     4.     Unsecured Note.

            This NOTE is unsecured.

     5.     Collection Costs Borne by BORROWER.

            In the event of any failure on the part of BORROWER to make any payment when the same is due, LENDER shall be entitled to recover from BORROWER all costs of effecting collection of the same, including reasonable attorneys' fees. Unpaid principal and interest subject to collection shall bear interest at the maximum rate allowed under California law for nonexempt lenders.

     6.     Termination.

            The obligation of BORROWER hereunder shall terminate upon the indefeasible payment in full by BORROWER of all of its obligations evidenced by this NOTE.

     7.     Forgiveness of NOTE and/or Accrued Interest.

            a. In the event EMPLOYEE remains an employee in good standing of LENDER, as determined in LENDER'S sole discretion, on the fifth (5th) anniversary date of this NOTE, one quarter (1/4) of the then outstanding principal balance of this NOTE shall be forgiven on such date. Thereafter, in the event EMPLOYEE remains an employee in good standing of LENDER, as determined in LENDER'S sole discretion, on each succeeding anniversary date of this NOTE through and including the eighth (8th) anniversary date hereof, one quarter (1/4) of the then outstanding principal balance of this NOTE shall be forgiven on each such date.

            b. In the event EMPLOYEE remains an employee in good standing of LENDER, as determined in LENDER'S sole discretion, on each anniversary date of this NOTE, all accrued interest shall be forgiven on such date.

            c. In the event that EMPLOYEE dies or becomes permanently disabled, any outstanding principal balance of this NOTE and all accrued interest shall be forgiven on such date.

            d. In the event of any such forgiveness of principal and/or interest, BORROWER shall be responsible for all taxes related thereto.

     8.     Governing Law.

            This NOTE shall be governed by and construed in accordance with the internal laws of the State of California. BORROWER consents to personal jurisdiction in any court in San Mateo County, California.

     9.     Successors.

            This NOTE shall be binding upon and share inure to the benefit of the parties hereto and their respective representatives, heirs, administrators, successors and assigns.

Effective as of the date set forth above.

BORROWER:

/s/ James H. Sabry
-----------------------
James H. Sabry

/s/ Sandra J. Spence
-----------------------
Sandra J. Spence

ACCEPTED AND ACKNOWLEDGED:

LENDER

CYTOKINETICS, INC., a Delaware corporation

By:    /s/ Robert I. Blum
       --------------------------------
Name:  Robert I. Blum
Title: Senior Vice President,
       Corporate Development & Finance,
       Chief Financial Officer

EXHIBIT C

                                      LOAN

The Company is offering you a loan for up to $200,000. The loan will be interest free and will also be forgivable over a nine-year period of time during your employment with the Company.

At the end of the fifth year one-quarter of the loan is forgiven; at the end of the sixth, seventh and eight year one-quarter of the loan on each of those years will be forgiven. Should you decide to voluntarily terminate your position with the Company prior to the end of your fifth year of employment at Cytokinetics, you will be responsible for reimbursing the Company for your full loan upon departure from the Company. If you voluntarily leave anytime during the sixth, seventh or eighth year, the amount of the loan minus the forgiven portion is due to the Company upon your departure.

You are required to pay imputed taxes as regular income on the interest rate (set at Prime Rate) of the interest "free" loan. At the end of the fifth, sixth, seventh and eighth year you will be required to pay taxes only on the forgivable portion of the loan (one-quarter of the loan each year).